EXHIBIT (23)(a)

SPRINT CORPORATION
CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-34567; Form S-3, No. 33-48689; Form S-3, No. 33-58488;
 Form S-3, No. 33-64564; Form S-8, No. 33-35173; Form S-8, No. 33-44255;
 Form S-8, No. 33-38761; Form S-8, No. 33-21662; Form S-8, No. 33-28544;
 Form S-8, No. 33-31802; Form S-8, No. 2-97322; Form S-8, No.2-71704;
 Form S-8, No. 2-62061; Form S-8, No. 33-59316; Form S-8, No. 33-59318;
 Form S-8, No. 33-59322; Form S-8, No.33-59324; Form S-8, No. 33-59326;
 Form S-8, No. 33-59328; Form S-8, No. 33-53695; Form S-8, No. 33-57785;
 Form S-8, No.33-57911; Form S-8, No. 33-59349; Form S-8, No. 33-65147;
 Form S-8, No. 33-65149; Form S-8, No. 33-25449; Form S-8, No.333-42077;
 Form S-8, No. 333-46487; and Form S-8, No. 333-46491) of Sprint Corporation and in the related Prospectuses of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in this Annual Report (Form 10-K)for the year ended December 31, 1997.




                                                            /s/ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Kansas City, Missouri
March 2, 1998